EXHIBIT 20
EXECUTION VERSION

AMENDMENT

Relating to the Company’s Senior Secured Increasing Rate Notes Due 2007, issued July 1, 2005

              This AMENDMENT (this “Amendment”), dated as of December 21, 2006, among VIATEL HOLDING (BERMUDA) LIMITED (the “Company”) and the holders (the “Noteholders”) of the Company’s Senior Secured Increasing Rate Notes Due 2007 (the “Notes”), issued pursuant to that certain Investment and Note Purchase Agreement dated as of June 23, 2005, by and among the Company and the purchasers named therein, as amended (the “Note Purchase Agreement”) is made with reference to the Note Purchase Agreement and the Notes.

W I T N E S S E T H :

              WHEREAS, the Company issued and sold US$16,000,000 in aggregate principal amount of Notes on July 1, 2005, which Notes are held by the Noteholders in the amounts set forth opposite their respective names on Schedule I hereto;

              WHEREAS, the Notes currently provide that interest accruing before July 15, 2006, may, at the election of the Company, be paid on the applicable Interest Payment Date (as defined in the Notes) in the form of Additional Notes (as defined in the Notes);

              WHEREAS, the Company hereby requests that the Noteholders amend the Notes to provide that interest accruing on the Notes before January 15, 2007 may, at the election of the Company, be paid on the applicable Interest Payment Date in the form of Additional Notes;

              NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Noteholders agree as follows:

A. Definitions

              Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Notes.

     B.     Amendment to the Notes

             1. Section 1.1(b) of the Notes is hereby amended by deleting the reference to “July 15, 2006” in the third sentence thereof and substituting therefor the following:

“January 15, 2007”

C. Conditions to Effectiveness

              This Amendment shall take effect on the date (the “Amendment Effective Date”) when all of the following shall have occurred: (a) each of the Company and the Noteholders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of e-mail or telecopier) the same to each other; and (b) the Company shall have paid in full all outstanding statements for fees and expenses of the Noteholders (including, without limitation, the fees and disbursements of Wachtell, Lipton, Rosen & Katz), incurred in connection with this Amendment and all other documents delivered in connection herewith and therewith.

D.           Miscellaneous Provisions

              1.     In order to induce the Noteholders to enter into this Amendment, the Company hereby represents and warrants that:

                            (a) Except as expressly waived hereby (i) there exists no Default or Event of Default under the Notes as of the date hereof, and (ii) except as set forth on Schedule II hereto, all of the representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects as of the Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                            (b) The written statements and information contained in this Amendment, the Notes, the Note Purchase Agreement, the Security Documents, the Waiver and the amendments thereto, and the other documents, certificates and statements furnished to the Noteholders on or prior to the Amendment Effective Date by or on behalf of any of the Company or the Guarantors for use in connection with the transactions contemplated by this Amendment, the Notes, the Note Purchase Agreement, the Waiver, and the Security Documents, taken as a whole, do not, as of the Amendment Effective Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) that has not been expressly disclosed herein, in the Notes, Note Purchase Agreement, Security Documents, the Waiver, or in any other documents, certificates and statements furnished to the Noteholders for use in connection with the transactions contemplated hereby and by the Notes, Note Purchase Agreement, the Waiver or Security Documents.

              2.     Except as expressly waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Notes, the Waiver, Note Purchase Agreement and the Security Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly waived hereby and shall not be deemed to be an amendment to, waiver of, consent to, or modification of any other term or provision of the Notes, the Waiver, the Note Purchase Agreement, the Security Documents or any other document referred to therein or herein or of any transaction or further or future action on the part of the Company or any Guarantor that would require the consent of the Noteholders (or any subset thereof) under the Notes, the Waiver, the Note Purchase Agreement or the Security Documents.

              3.     This Amendment is a document executed pursuant to the Notes and shall be construed, administered and applied in accordance with all of the terms and provisions of the Notes. Any breach of any representation, warranty, covenant or agreement contained in this Waiver shall be deemed to be an Event of Default for all purposes of the Notes, the Note Purchase Agreement, the Waiver and the Security Documents.

              4.       The Company hereby agrees that it will take any action that from time to time may be reasonably necessary to effectuate the agreements contemplated herein.

              5.       This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument

              6.       This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              7.       This Amendment shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. Each party hereto hereby irrevocably submits to the jurisdiction of any court of the State of New York located in the County of New York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a “New York Court”) or any court of the United Kingdom located in London, or any appellate courts from any thereof (any such court, a “U.K. Court”), for the purpose of any suit, action or other proceeding arising out of or relating to this Amendment or under any applicable securities laws and arising out of the foregoing, which is brought by or against such party, and each such party hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any New York Court or U.K. Court. Each such party hereby agrees not to commence any action, suit or proceeding relating to this Amendment other than in a New York Court except to the extent mandated by applicable law. Each such party hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT AND CONSENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE AMENDMENT OF THEIR RIGHT TO TRIAL BY JURY.

              8.       If any one or more of the provisions contained in this Amendment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment and such provision shall be interpreted to the fullest extent permitted by the law; provided that the Company and each Noteholder shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

VIATEL HOLDING (BERMUDA) LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT TO NOTES ISSUED JULY 1, 2005

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT TO NOTES ISSUED JULY 1, 2005

VÄRDE PARTNERS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT TO NOTES ISSUED JULY 1, 2005

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT TO NOTES ISSUED JULY 1, 2005